*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 11, 2010

Meeting Information

EMCOR GROUP, INC.	Meeting Type: Annual Meeting
For holders as of: April 20, 2010

Date: June 11, 2010 Time: 10:00 AM EDT

	Location:	The Four Seasons Hotel 57 East 57th Street New York, NY

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000064588_1  R2.09.05.010

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

	1)	BY INTERNET:	www.proxyvote.com
	2)	BY TELEPHONE:	1-800-579-1639
	3)	BY E-MAIL*:	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 30, 2010 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

0000064588_2  R2.09.05.010

Voting items
The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors
Nominees

01 Stephen W. Bershad	02 David A. B. Brown	03 Larry J. Bump	04 Albert Fried, Jr.	05 Anthony J. Guzzi
06 Richard F. Hamm, Jr.	07 David H. Laidley	08 Frank T. MacInnis	09 Jerry E. Ryan	10 Michael T. Yonker

The Board of Directors recommends you vote FOR the following proposal (s):

2	Proposal to approve the adoption of the 2010 Incentive Plan.

3	Proposal to ratify the appointment of Ernst & Young, LLP as independent auditors for 2010.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000064588_3  R2.09.05.010

Voting Instructions

0000064588_4  R2.09.05.010